LIST OF SUBSIDIARIES OF WATSON WYATT & COMPANY


COUNTRY                           COMPANY NAME                     OWNERSHIP BY
                                                                   THE  COMPANY

Unites States (including Puerto   Wyatt Data Services, Inc.             100%
Rico)                             Wyatt Asset Services, Inc.            100%
                                  Wyatt Software Services, Inc.         100%
                                  Wyatt Preferred Choice, L.L.C.        100%*
                                  Wyatt Preferred Choice, L.P.          100%*
                                  Watson Wyatt Investment
                                    Consulting, Inc.                    100%
                                  David Corporation                     100%*
                                  Watson Wyatt International, Inc.      100%
                                  Wellspring Resources, LLC             50%+
Argentina                         Watson Wyatt Argentina S.A.           100%*
Australia                         Watson Wyatt Australia Pty. Ltd.      100%*
Barbados                          Watson Wyatt Management
                                    (Barbados) Limited                  100%*
                                  Watson Wyatt (Barbados) Limited       100%*
Belgium                           Watson Wyatt, S.A.                    50.1%*x
Canada                            Watson Wyatt Company Limited          100%
Columbia                          Actuarios Asociados Wyatt S.A.        100%*
France                            Watson Wyatt S.A.R.L.                 50.1%*x
Germany                           Wyatt Bode Grabner GmbH               50%
                                  Watson Wyatt GmbH                     50.1%*x
Hong Kong and Macau               Watson Wyatt Hong Kong Limited        100%*
Indonesia                         P.T. Wyatt Purbajaga                  60%+
Italy                             Watson Wyatt, S.r.l.                  50.1%*x
Japan                             Watson Wyatt K.K.                     100%*
Malaysia                          Watson Wyatt (Malaysia) Sdn. Bhd.     100%*
Mexico                            Wyatt Consultores, S.A. de C.V.       100%*
Netherlands                       Watson Wyatt B.V.                     50.1%*x
New Zealand                       Watson Wyatt New Zealand Limited      100%*
Norway                            Watson Wyatt A/S                      50.1%*x
                                  Aktuarsoftware A/S                    50.1%*x
Philippines                       Watson Wyatt Philippines, Inc.        40%*
Singapore                         The Wyatt Company (S.E.A.) Pte. Ltd.  100%*
Spain                             Watson Wyatt de Espaa, S.A.           50.1%*x
Sweden                            Watson Wyatt A.B.                     50.1%*x
Switzerland                       Watson Wyatt S.A.                     50.1%*x
United Kingdom                    Watson Wyatt Holdings Limited         100%*
                                  The Wyatt Company (U.K.) Limited      100%*
                                  Watson Wyatt Limited                  50.1%*x



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                                  Watson Wyatt Holdings (Europe)
                                    Limited                             50.1%*x
                                  Wyatt Pension Plan Trustee Limited    100%*


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*Indirectly through one or more subsidiaries
+Joint Venture
x49.9% owned by Watson Wyatt Partners